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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      December 29, 1998
                                                -----------------------------



                           ADRENALIN INTERACTIVE, INC.
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             (Exact name of registrant as specified in its charter)


   Delaware                       0-27828                       13-3779546
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(State or other                 (Commission                     (IRS Employer
jurisdiction of                File Number)                 Identification No.)
incorporation)


              5301 Beethoven Street, Los Angeles, California 90066
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:      (310) 821-7880
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          (Former name or former address, if changed since last report)

ITEM 5.       OTHER EVENTS.

              1. Effective as of December 29, 1998, Registrant effected a 3-for-1 reverse stock split in respect of each of Registrant's then issued and outstanding shares of Common Stock. No fractional shares of Common Stock were issued as a result of such 3-for-1 reverse stock split and the Registrant paid cash for fractions of a share resulting from such 3-for-1 reverse stock split based upon the closing price of the Registrant's Common Stock on December 28, 1998.

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             2. Registrant's principal reason for such 3-for-1 reverse stock split was to raise the price of Registrant's Common Stock in The Nasdaq SmallCap Market so that the Registrant's Common Stock remains in compliance with the minimum bid price requirements of NASD Marketplace Rule 4310(c)(04).

             3. Such 3-for-1 reverse stock split was approved by shareholders of Registrant owning a majority of Registrant's issued and outstanding Common Stock as of April 2, 1998 at Registrant's 1998 Annual Meeting of Shareholders held May 12, 1998.

             4. Such 3-for-1 reverse stock split was re-approved by Registrant's Board of Directors at a duly-convened and held meeting on December 17, 1998.

ITEM 7.      FINANCIAL STATEMENT AND EXHIBITS.

             (c)   Exhibits.

                   3.1 Certificate of Amendment of Certificate of Incorporation of Registrant, dated December 18, 1998, filed with the Delaware Secretary of State effective as of December 29, 1998.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         ADRENALIN INTERACTIVE, INC.


December 30, 1998                        By: /s/ Jay Smith, III
                                             --------------------------------
                                               Jay Smith, III, President and
                                               Chief Executive Officer